UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2012

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement

On June 21, 2012, Interval Acquisition Corp., (the “Borrower”) a wholly-owned subsidiary of Interval Leisure Group, Inc. (“ILG”) entered into an amended and restated Credit Agreement with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent; Bank of America, N.A., PNC Bank, National Association and SunTrust Bank, each as a Syndication Agent; Fifth Third Bank, KeyBank National Association and Union Bank, N.A., each as a Documentation Agent; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC, and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners (the “Amended Credit Agreement”).

The Amended Credit Agreement, among other things (1) provides for a $500 million revolving credit facility in place of the existing $50 million revolving facility and term loan facility with an original principal amount of  $150 million, (2) extends the maturity of the credit facility to June 21, 2017, (3) provides for an interest rate on borrowings, commitment fees and letter of credit fees based on the Borrower’s and its subsidiaries’ consolidated leverage ratio, and (4) may be increased to up to $700 million, subject to certain conditions. The Amended Credit Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum consolidated leverage ratio and a minimum consolidated interest coverage ratio. The interest rate on the Amended Credit Agreement is based on (at the Borrower’s election) either LIBOR plus a predetermined margin that ranges from 1.25% to 2.25%, or the Base Rate as defined in the Amended Credit Agreement plus a predetermined margin that ranges from 0.25% to 1.25%, in each case based on the Borrower’s consolidated leverage ratio.

Pursuant to the Amended Credit Agreement, ILG and certain subsidiaries of the Borrower (the “Subsidiary Guarantors”) have agreed to guarantee the Borrower’s obligations under the Amended Credit Agreement. Borrowings are further secured by (1) 100% of the voting equity securities of the Borrower and the Borrower’s U.S. subsidiaries and 65% of the Borrower’s first-tier foreign subsidiaries and (2) substantially all of the tangible and intangible property of the Borrower and the Subsidiary Guarantors.

A copy of the Amended Credit Agreement is attached to this Current Report as Exhibit 10.1, and is incorporated herein by this reference. The description of the Amended Credit Agreement above is qualified in its entirety by reference to the complete terms and conditions of the Amended Credit Agreement.

Item 2.03                     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the discussion set forth in Item 1.01, “Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K, which discussion is incorporated herein by this by reference.

Item 7.01       Regulation FD Disclosure

On June 21, 2012, ILG issued a press release announcing its entry into the Amended Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of June 21, 2012, among Interval Acquisition Corp., as Borrower; Interval Leisure Group, Inc. and certain subsidiaries of the Borrower as Guarantors, Wells Fargo Bank, National Association, as Administrative

Agent and Collateral Agent; Bank of America, N.A., PNC Bank, National Association, and SunTrust Bank, each as a Syndication Agent; Fifth Third Bank, KeyBank National Association, and Union Bank, N.A., each as a Documentation Agent; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release dated June 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  June 21, 2012

EXHIBIT LIST

Exhibit No.	Description
10.1

Amended and Restated Credit Agreement dated as of June 21, 2012, among Interval Acquisition Corp., as Borrower; Interval Leisure Group, Inc. and certain subsidiaries of the Borrower as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent; Bank of America, N.A., PNC Bank, National Association, and SunTrust Bank, each as a Syndication Agent; Fifth Third Bank, KeyBank, N.A., and Union Bank, N.A., each as a Documentation Agent; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers and Joint Book Managers.

99.1	Press Release dated June 21, 2012